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                                                                     EXHIBIT 5.1




                                                             November 22nd, 2000


Accord Networks Ltd.
94 Derech Em Hamoshavot
P.O.B. 3654
Petach-Tikva 49130, ISRAEL


        Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as Israeli counsel to Accord Networks Ltd., an Israeli corporation (the "Corporation"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 5,797,734 ordinary shares of the Corporation, NIS 0.01 nominal value per share ("Ordinary Shares"), that are authorized and required for issuance upon exercise of options granted or which may be granted under the Accord Networks Ltd. 1995 Employee Share Ownership and Option Plan, the Accord Networks Ltd. Share Ownership and Option Plan (2000), the Accord Networks Ltd. 2000 Share Option Plan, the Accord Networks Ltd. 2000 Non-Employee Director Stock Option Plan, and the Stock Option for Vamos Ltd. (pursuant to the Stock Option Agreement, dated January 14, 1997, by and between the Corporation and Eduardo Shoval, which options were subsequently transferred to Vamos Ltd.) (collectively, the "Plans").

        We have examined the Plans, the Articles of Association of the Corporation, as amended, the Memorandum of Association of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents we deemed necessary for purposes of expressing the opinion set forth herein. We also have





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examined such questions of Israeli law as we deemed necessary for purposes of expressing the opinion set forth herein.

        As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

        This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

        In giving our opinion set forth below, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel, and we do not express any opinion herein concerning any other laws.

        Based on the foregoing, it is our opinion that the 5,797,734 Ordinary Shares covered by the Registration Statement and to be issued pursuant to the Plans, when issued and paid for in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,

                                         /s/ David Cohen
                                        -----------------------
                                        Doron Cohen-David Cohen, Law Office